EXHIBIT 99.1

Amtech Reports First Quarter 2024 Results

TEMPE, Ariz., February 9, 2024 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications, today reported results for its first quarter ended December 31, 2023.

First Quarter Fiscal 2024 Financial and Operational Results:

•
Net revenue of $24.9 million
•
GAAP operating loss of $8.9 million, inclusive of non-cash impairment charges of $7.6 million due to our book value materially exceeding our market value as of December 31, 2023
•
Non-GAAP operating loss of $0.2 million (1)
•
GAAP net loss of $9.4 million
•
Non-GAAP net loss of $0.6 million (1)
•
Customer orders of $23.1 million
•
Book to bill ratio of 0.9:1
•
Backlog of $50.0 million

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

“I am pleased with the progress we are making to improve our cost structure and position the Company for strong operating results as markets recover. Our revenue of $24.9 million and adjusted EBITDA(1) of $0.2 million exceeded the high-end of our expectations. We remain focused on operational optimization, having achieved $6 million in annualized cost savings through actions implemented over the past four months. Looking ahead, we believe the strategic actions we are taking will lead to significant improvements in operational efficiency, operating leverage, and increased shareholder value,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q1	Q4	Q1
	FY 2024	FY 2023	FY 2023
Revenues, net	$24.9	$27.7	$21.6
Gross profit	$8.2	$2.8	$8.3
Gross margin	33.0%	10.1%	38.5%
Non-GAAP gross profit (1)	$9.3	$8.9	$8.3
Non-GAAP gross margin (1)	37.5%	32.2%	38.5%

GAAP operating loss	$(8.9)	$(11.7)	$(2.7)
GAAP operating margin	-35.9%	-42.2%	-12.4%
Non-GAAP operating loss (1)	$(0.2)	$(3.0)	$(0.7)
Non-GAAP operating margin (1)	-0.8%	-10.9%	-3.1%

GAAP net loss	$(9.4)	$(12.0)	$(2.7)
GAAP net loss per diluted share	$(0.66)	$(0.85)	$(0.20)
Non-GAAP net loss (1)	$(0.6)	$(2.5)	$(0.7)
Non-GAAP net loss per diluted share (1)	$(0.04)	$(0.18)	$(0.05)

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues decreased 10% sequentially and increased 16% from the first quarter of fiscal 2023. The sequential decrease is primarily due to a decrease in equipment shipments across our business segments due to continued softness in the semiconductor market. The increase from prior year is primarily attributable to increases in our belt furnace shipments and the addition of Entrepix, partially offset by lower shipments of our reflow equipment in fiscal 2024.

GAAP gross margin increased sequentially due primarily to the intangible asset impairment charge of $4.6 million that was recorded in fiscal Q4 2023. Compared to the prior year period, GAAP gross margin decreased primarily due to a less favorable product mix and an intangible asset impairment charge of $0.8 million recorded in Q1 2024. Non-GAAP gross margin increased sequentially due primarily to lower overhead expenses and a more favorable product mix. Non-GAAP gross margin in fiscal Q1 2024 was slightly lower compared to the same prior year period due primarily to a less favorable product mix.

During the first quarter of fiscal 2024, the market value of our stock materially declined below our book value. Accordingly, we recorded $1.3 million of intangible asset impairment charges and $6.4 million of goodwill charges in our Material and Substrate segment, of which $0.8 million is recorded within gross profit and the remainder is recorded within operating expenses.

Selling, General & Administrative (“SG&A”) expenses decreased $2.5 million on a sequential basis and decreased $0.6 million compared to the prior year period. The sequential decrease is due primarily to reductions in the following expenses: $0.7 million of intangible asset amortization, $0.4 million of equity compensation, $0.4 million of labor, and $0.3 million of consulting and audit fees. Compared to the prior year, the decrease is due primarily to $1.4 million of lower acquisition expenses and $0.3 million of lower consulting expenses, partially offset by added SG&A from the addition of Entrepix.

Research, Development and Engineering expenses decreased $1.0 million sequentially and increased $0.2 million compared to the same prior year period. The sequential decrease is due primarily to lower development efforts in our Material & Substrate segment as we wind down development of our next-gen polishing equipment.

GAAP operating loss was $8.9 million, compared to GAAP operating loss of $11.7 million in the fourth quarter of fiscal 2023 and GAAP operating loss of $2.7 million in the same prior year period.

Non-GAAP operating loss was $0.2 million, compared to non-GAAP operating loss of $3.0 million in the fourth quarter of fiscal 2023 and non-GAAP operating loss of $0.7 million in the same prior year period.

GAAP net loss for the first quarter of fiscal 2024 was $9.4 million, or 66 cents per share. This compares to GAAP net loss of $12.0 million, or 85 cents per share, for the preceding quarter and GAAP net loss of $2.7 million, or 20 cents per share, for the first quarter of fiscal 2023.

Non-GAAP net loss for the first quarter of fiscal 2024 was $0.6 million, or 4 cents per share. This compares to non-GAAP net loss of $2.5 million, or 18 cents per share, for the preceding quarter and non-GAAP net loss of $0.7 million, or 5 cents per share, for the first quarter of fiscal 2023.

Unrestricted cash and cash equivalents at December 31, 2023, were $17.0 million, compared to $13.1 million at September 30, 2023, due primarily to strong accounts receivable collection efforts during the quarter. Additionally, in January we paid $2.0 million on our revolving line of credit.

In discussing financial results for the three months ended December 31, 2023 and 2022 and the three months ended September 30, 2023, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, expenses related to the discontinued product line, intangible asset impairment, gain on sale-leaseback of our Massachusetts facility, amortization of acquired intangible assets, acquisition expenses, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the second fiscal quarter ending March 31, 2024, we expect revenues in the range of $22 - $25 million with EBITDA nominally negative to neutral. Although the near-term outlook for revenue and earnings remains challenging, we remain confident that the future prospects are strong for both our consumables and equipment serving advanced mobility and advanced packaging applications. We took actions during the first and second quarters of fiscal 2024, which will reduce Amtech's structural costs by approximately $6 million annually and better align product pricing with value. These steps should significantly improve results and enhance profitability through market cycles.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call at 8:00 am ET on Monday, February 12, 2024 to discuss our fiscal first quarter financial results. The call will be available to interested parties by dialing 1-877-407-0784. For international callers, please dial +1-201-689-8560. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications. We sell process equipment and services used in the fabrication of semiconductor devices, such as silicon carbide (SiC), silicon power, electronic assemblies and modules to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on growth opportunities which leverage our strengths in thermal and substrate processing. Amtech's products are recognized under the leading brand names BTU International, Entrepix, Inc., PR Hoffman™ and Intersurface Dynamics, Inc.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2023, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Lisa D. Gibbs
Chief Financial Officer
(480) 360-3756
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Mike Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Amtech Systems, Inc.
Revenues, net	$24,920	$27,707	$21,558
GAAP gross profit	$8,219	$2,794	$8,303
Non-GAAP gross profit	$9,341	$8,926	$8,303
GAAP gross margin	33%	10%	39%
Non-GAAP gross margin	37%	32%	39%
GAAP operating loss	$(8,934)	$(11,690)	$(2,680)
Non-GAAP operating loss	$(210)	$(3,020)	$(670)
New orders	$23,105	$18,185	$25,229
Backlog	$49,979	$51,794	$54,452
Semiconductor Segment
Revenues, net	$17,527	$18,820	$16,887
GAAP gross profit	$6,159	$7,374	$6,172
Non-GAAP gross profit	$6,159	$7,374	$6,172
GAAP gross margin	35%	39%	37%
Non-GAAP gross margin	35%	39%	37%
GAAP operating income	$1,081	$2,046	$869
Non-GAAP operating income	$1,192	$2,046	$869
New orders	$17,129	$10,834	$21,084
Backlog	$44,835	$45,233	$52,209
Material and Substrate Segment
Revenues, net	$7,393	$8,887	$4,671
GAAP gross profit (loss)	$2,060	$(4,580)	$2,131
Non-GAAP gross profit	$3,182	$1,552	$2,131
GAAP gross margin	28%	-52%	46%
Non-GAAP gross margin	43%	17%	46%
GAAP operating (loss) income	$(7,844)	$(10,176)	$633
Non-GAAP operating income (loss)	$452	$(2,455)	$633
New orders	$5,976	$7,351	$4,145
Backlog	$5,144	$6,561	$2,243

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,
	2023	2022
Revenues, net	$24,920	$21,558
Cost of sales	15,852	13,255
Intangible asset impairment	849	—
Gross profit	8,219	8,303

Selling, general and administrative	8,567	9,190
Research, development and engineering	1,588	1,393
Goodwill impairment	6,370	—
Intangible asset impairment	430	—
Severance expense	198	400
Operating loss	(8,934)	(2,680)

Interest income	19	290
Interest expense	(198)	(2)
Foreign currency loss	(187)	(347)
Other	—	(9)
Loss before income tax provision	(9,300)	(2,748)
Income tax provision (benefit)	58	(4)
Net loss	$(9,358)	$(2,744)

Loss Per Share:
Net loss per basic share	$(0.66)	$(0.20)
Net loss per diluted share	$(0.66)	$(0.20)
Weighted average shares outstanding:
Basic	14,188	14,008
Diluted	14,188	14,008

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2023	September 30, 2023
Assets
Current Assets
Cash and cash equivalents	$17,033	$13,133
Accounts receivable (less allowance for credit losses of $83 and $146 at December 31, 2023 and September 30, 2023, respectively)	21,403	26,474
Inventories	34,030	34,845
Income taxes receivable	664	632
Other current assets	5,061	6,105
Total current assets	78,191	81,189
Property, Plant and Equipment - Net	9,353	9,695
Right-of-Use Assets - Net	10,541	11,217
Intangible Assets - Net	4,526	6,114
Goodwill	21,261	27,631
Deferred Income Taxes - Net	126	101
Other Assets	1,044	1,074
Total Assets	$125,042	$137,021
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$8,545	$10,815
Accrued compensation and related taxes	2,652	3,481
Accrued warranty expense	791	965
Other accrued liabilities	1,461	1,551
Current maturities of finance lease liabilities and long-term debt	934	2,265
Current portion of long-term operating lease liabilities	2,292	2,623
Contract liabilities	9,518	8,018
Total current liabilities	26,193	29,718
Finance Lease Liabilities and Long-Term Debt	9,197	8,422
Long-Term Operating Lease Liabilities	8,598	8,894
Income Taxes Payable	1,384	1,575
Other Long-Term Liabilities	49	47
Total Liabilities	45,421	48,656
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,190,977 and 14,185,977 at December 31, 2023 and September 30, 2023, respectively	142	142
Additional paid-in capital	127,308	126,963
Accumulated other comprehensive loss	(1,426)	(1,695)
Retained deficit	(46,403)	(37,045)
Total Shareholders’ Equity	79,621	88,365
Total Liabilities and Shareholders’ Equity	$125,042	$137,021

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,
	2023	2022
Operating Activities
Net loss	$(9,358)	$(2,744)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	852	388
Write-down of inventory	572	48
Goodwill impairment	6,370	—
Intangible asset impairment	1,279	—
Deferred income taxes	(25)	(35)
Non-cash share-based compensation expense	317	164
Loss on sale of property, plant and equipment	20	—
(Reversal of) provision for allowance for credit losses	(42)	35
Changes in operating assets and liabilities:
Accounts receivable	5,114	3,194
Inventories	223	(2,796)
Other assets	1,783	1,106
Accounts payable	(1,661)	(643)
Accrued income taxes	(222)	(284)
Accrued and other liabilities	(1,751)	(665)
Contract liabilities	1,500	(276)
Net cash provided by (used in) operating activities	4,971	(2,508)
Investing Activities
Purchases of property, plant and equipment	(756)	(224)
Net cash used in investing activities	(756)	(224)
Financing Activities
Proceeds from the exercise of stock options	28	34
Payments on long-term debt	(556)	(14)
Net cash (used in) provided by financing activities	(528)	20
Effect of Exchange Rate Changes on Cash and Cash Equivalents	213	372
Net Increase (Decrease) in Cash and Cash Equivalents	3,900	(2,340)
Cash and Cash Equivalents, Beginning of Period	13,133	46,874
Cash and Cash Equivalents, End of Period	$17,033	$44,534

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Amtech Systems, Inc. Operating Loss:
GAAP operating loss	$(8,934)	$(11,690)	$(2,680)
Acquisition expenses	-	-	1,446
Write-down of inventory related to polishing equipment	273	1,487	-
Amortization of acquired intangible assets	287	985	-
Stock compensation expense	317	744	164
Goodwill impairment	6,370	-	-
Intangible asset impairment	1,279	5,189	-
Severance expense	198	265	400
Non-GAAP operating loss	$(210)	$(3,020)	$(670)

GAAP operating margin	(35.9)%	(42.2)%	(12.4)%
Non-GAAP operating margin	(0.8)%	(10.9)%	(3.1)%

Consolidated Net Loss:
GAAP net loss	$(9,358)	$(12,015)	$(2,744)
Acquisition expenses	-	-	1,446
Write-down of inventory related to polishing equipment	273	1,487	-
Amortization of acquired intangible assets	287	985	-
Stock compensation expense	317	744	164
Goodwill impairment	6,370	-	-
Intangible asset impairment	1,279	5,189	-
Severance expense	198	265	400
Income tax provision related to acquisition	-	856	-
Non-GAAP net loss	$(634)	$(2,489)	$(734)

Net Loss per Diluted Share:
GAAP net loss per diluted share	$(0.66)	$(0.85)	$(0.20)
Acquisition expenses	-	-	0.10
Write-down of inventory related to polishing equipment	0.02	0.10	-
Amortization of acquired intangible assets	0.02	0.07	-
Stock compensation expense	0.02	0.05	0.01
Goodwill impairment	0.45	-	-
Intangible asset impairment	0.09	0.37	-
Severance expense	0.02	0.02	0.04
Income tax provision related to acquisition	-	0.06	-
Non-GAAP net loss per diluted share	$(0.04)	$(0.18)	$(0.05)

Semiconductor Segment Operating Income:
GAAP operating income	$1,081	$2,046	$869
Severance expense	111	-	-
Non-GAAP operating income	$1,192	$2,046	$869

Material and Substrate Segment Operating (Loss) Income:
GAAP operating (loss) income	$(7,844)	$(10,176)	$633
Write-down of inventory related to polishing equipment	273	1,487	-
Amortization of acquired intangible assets	287	985	-
Goodwill impairment	6,370	-	-
Intangible asset impairment	1,279	5,189	-
Severance expense	87	60	-
Non-GAAP operating income (loss)	$452	$(2,455)	$633

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Amtech Systems, Inc. Gross Profit:
GAAP gross profit	$8,219	$2,794	$8,303
Write-down of inventory related to polishing equipment	273	1,487	-
Intangible asset impairment	849	4,645	-
Non-GAAP gross profit	$9,341	$8,926	$8,303

GAAP gross margin	33%	10%	39%
Non-GAAP gross margin	37%	32%	39%

Semiconductor Segment Gross Profit:
GAAP gross profit	$6,159	$7,374	$6,172
Write-down of inventory related to polishing equipment	-	-	-
Intangible asset impairment	-	-	-
Non-GAAP gross profit	$6,159	$7,374	$6,172

GAAP gross margin	35%	39%	37%
Non-GAAP gross margin	35%	39%	37%

Material and Substrate Segment Gross Profit (Loss):
GAAP gross profit (loss)	$2,060	$(4,580)	$2,131
Write-down of inventory related to polishing equipment	273	1,487	-
Intangible asset impairment	849	4,645	-
Non-GAAP gross profit	$3,182	$1,552	$2,131

GAAP gross margin	28%	(52)%	46%
Non-GAAP gross margin	43%	17%	46%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Three Months Ended December 31, 2023
Amtech Systems, Inc. EBITDA:
GAAP net loss	$(9,358)
Interest income	(19)
Interest expense	198
Income tax provision (benefit)	58
Depreciation and amortization expense	852
EBITDA	(8,269)

Write-down of inventory related to polishing equipment	273
Stock compensation expense	317
Goodwill impairment	6,370
Intangible asset impairment	1,279
Severance expense	198
Adjusted EBITDA	$168